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                                                                    Exhibit 21.1
List of Subsidiaries

          Subsidiary                                 State of Incorporation
          ----------                                 ----------------------

NCOP Holdings, LLC                                            Nevada
NCOP Financing, Inc.                                          Nevada
NCOP Nevada Holdings, Inc.                                    Nevada
NCOP Services, Inc.                                           Maryland
Creditrust SPV2, LLC                                          Delaware
Creditrust SPV 99-2 Capital, Inc.                             Delaware
Creditrust SPV98-2, LLC                                       Delaware
Creditrust Funding I, LLC                                     Delaware
Creditrust Mortgage Corporation                               Maryland
Creditrust Card Services Corporation                          Maryland
Consumer Paper Holdings, LLC                                  Delaware
NCOP I, Inc.                                                  Nevada
NCOP II, Inc.                                                 Nevada
NCOP III, Inc.                                                Nevada
Creditrust SPV99-1, LLC                                       Delaware
Creditrust SPV99-2, LLC                                       Delaware
NCOP Strategic Partnership, Inc.                              Nevada
NCOP/Marlin, Inc.                                             Nevada
Inovision-Medclr NCOP Ventures, LLC                           Delaware
Inovision-Medclr-NCOP-NF, L.L.C.                              Delaware
Inovision-Medclr-NCOP-F, L.L.C.                               Delaware